Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AgFeed Industries, Inc. (the “Company”) on Form 10-KSB/A for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xiong Junhong , Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 27, 2007	By: /s/ Xiong Junhong
Xiong Junhong
Chief Executive Officer